Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Palisades Venture, Inc. (“the Company”) on Form 10-Q for the three and six months ended June 30, 2024 as filed with the Securities and Exchange Commission on the date of hereof (the “Report”), we, Orie Rechtman, President and Chairman of the Company and Chief Financial Officer, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 31, 2024

By:	/s/ Orie Rechtman
Orie Rechtman
President/Chairman
(Principal Executive Officer)